Exhibit 10.10

Lease Agreement

Party A (Lessor): Topson Electronics (Hangzhou) Co., Ltd.

Party B (lessee): Shenzhen VLG Wireless Technology Co., Ltd.

According to the “Contract Law of the People’s Republic of China” and relevant laws and regulations, in order to clarify the rights and obligations of both parties, Party A and Party B have reached the following agreement on the housing leasing matters involved in this contract on an equal, voluntary and fair basis:

Article 1 Geographical location, area and use of the leased house

1. House address: Room 101, Block C, 1st Floor, Building 3, No. 351, Changhe Road, Changhe Street, Binjiang District, Hangzhou. (hereinafter referred to as the park) is leased to Party B for business use. The rental area has been approved by both parties to be 260.75㎡

2. The purpose of Party B’s lease is: office. The park does not introduce production-oriented enterprises with noise, peculiar smell, sewage discharge, pollution, capital lending, small loans, illegal online live broadcasts, dense personnel, special approval and other production-oriented enterprises. Party A has the right to unilaterally terminate the contract and discourage entry into the park (unless otherwise agreed by both parties, Party B shall not change the use of the house).

Article 2 Lease Term

The lease term is from December 12, 2020 (lease start date) to December 15, 2025.

Article 3 The rental deposit and payment methods are as follows

Period	Area	Days	Unit price	Price Increment Rate Annual	Rent
2020.12.12-2021.12.15	260.75	369	2.200	4%	211677
2021.12.16-2022.12.15	260.75	365	2.288	4%	217758
2022.12.16-2023.12.15	260.75	365	2.380	4%	226514
2023.12.16-2024.12.15	260.75	366	2.547	7%	243072
2024.12.16-2025.12.15	260.75	365	2.725	7%	259348

(Note: The rent does not include water and electricity fees, property management fees, elevators and other public facilities energy consumption and shared expenses)

2. Lease deposit: After the contract is signed (the lease renewal guarantee is RMB 43,500 yuan, RMB 21,000 yuan has been paid, and the difference of RMB 22,500 yuan needs to be paid). The deposit will be terminated in this contract, and Party B will restore the original state of the house and settle all expenses (including breach of contract) according to the contract. After completing all contract obligations such as handover, Party A shall refund Party B without interest within five working days.

3. Payment method: The house will be paid in one lump sum by cash or check (cash, check, draft, transfer, etc.) within five working days after the signing of this contract in accordance with the principle of first payment and use later. From December 12, 2020 to June 15, 2025, totaling 186 days, the rent was RMB 106,699 yuan and the margin difference was RMB 22,500 yuan, totaling RMB 129,199 yuan. Party A has the right to terminate this contract if the rent is not paid within five working days after the contract is signed. In the future, Party B shall pay Party A the rent for the next half year in one lump sum one month in advance, and so on.

Article 4 Other and related expenses

During the rental period, the following expenses shall be paid by Party B, and Party B shall be liable for the breach of contract for delayed payment:

1. Party B shall abide by the provisions of the park’s property management, and pay the property management fee and public energy consumption to the property service unit on schedule; the rights and obligations of the property management shall be stipulated in the park (property service) agreement.

2. The water, electricity and other expenses that Party B needs to pay for the use of the lease shall be directly charged by the property service unit. Calculated according to the park (property service) agreement.

Article 5 Party A’s rights and obligations

1. Party A is obliged to provide Party B with the real estate certificate and other documents, building floor plans and relevant original architectural drawings.

2. Party A has the right to charge Party B for rent and other fees at the time agreed in the contract. If the above fees are in arrears for 20 days from the date when they should be paid, and they have not reached a written extension of payment agreement with Party A. When Party B constitutes a fundamental breach of contract, Party A has the right to stop Party B’s use of water and electricity. And all losses caused thereby shall be borne by Party B until the two parties reach an agreement again.

Article 6 Party B’s rights and obligations

1. When signing this contract, Party B shall fully understand the production and office purposes of the leased house, the management system of the property where the house is located, and the corresponding shared facilities. Party B shall abide by the rules and regulations of the property on public security, fire protection, sanitation, environmental protection, communication, electrical appliance use and property management, and sign a letter of responsibility for fire protection, public security and safety, and reasonably use the rented house and water, electricity, communication, elevator,public lighting, firefighting facilities and other public facilities. If losses are caused by the Party B’s fault or improper use, Party B shall be responsible for timely repairs and bear corresponding economic and legal responsibilities. Party B shall cooperate with Party A in normal house facility inspection, fire inspection and maintenance.

2. During the lease period, Party B shall not change the purpose of the leased house without Party A’s written permission, and shall not establish any other rights in the leased house. Party B shall not engage in illegal activities in the leased house, and shall not bring the prohibited items of the state into the property management area without permission.

3. Party B is obliged to pay the rent, lease deposit and related expenses stipulated in this contract on time. Before moving office production equipment, the rent payable and all other related expenses agreed in this contract shall be settled.

4. If the lease is cancelled due to Party B’s reasons, Party B must hand over all the original equipment and facilities in the leased house in good condition to Party A on time. The house shall be restored to the original state and returned to Party A: if the interior decoration cannot be dismantled, it shall be paid to Party A for free when Party A agrees to accept it. Party B who does not agree to accept the acceptance shall be responsible for restoring the original state. If Party B does not restore the house to its original state, Party B shall pay Party A the cost of restoration before going through the check-out procedure. If Party B does not pay the fee, Party A has the right to deduct the fee from the rental deposit, and the shortfall shall be made up by Party B within 3 working days. Party B shall not charge the next tenant for decoration fees for any reason.

5. Party B shall undertake other obligations stipulated by national laws.

Article 7 Party A’s liability for breach of contract

In one of the following situations, Party A shall be liable for breach of contract and pay a penalty equal to twice the monthly rent of the current year.

1. Party A takes back the leased house of Party B ahead of the contract period.

2. The leased house provided by Party A is an illegal construction or a dangerous house, which makes Party B unable to produce and work normally.

Article 8 Party B’s liability for breach of contract

1. Party B shall pay Party A a late payment fee of 1% of the payable amount for each overdue day for overdue payment of rent or other expenses that should be borne by Party B.

2. In one of the following situations, Party B shall be liable for breach of contract and pay liquidated damages equal to twice the monthly rent of the current year, and this contract shall be terminated immediately:

(1) Failure to pay rent or lease guarantee within 15 days of the due date; (2) Party B terminates the contract early for unilateral reasons; (3) Party B constitutes the fundamental breach of contract in the agreement; (4) Party B uses the leased house to engage in violations of laws and regulations.

Article 9 Agreement on Renovation and Change of House Structure

1. When Party B takes the interior decoration in the house, Party B must submit the decoration drawings (CAD version) to Party A for filing and review before entering the site for decoration. It should be approved by Party A and filed with the fire department. After Party A agrees, the site can be decorated. The decoration materials should meet the fire safety requirements. Before moving in or decorating, Party B should go through the handover procedures.

2. Special agreement for decoration: The property in this park is a prestressed frame structure. Party B must obtain the consent of Party A during decoration, if it needs to drill holes and cut grooves on the beams, the top surface or the indoor floor or outdoor of the floor, etc. If the steel noose is broken or the house is damaged due to the construction without the written permission of Party A or the technical disclosure of Party A, the economic loss and legal liability caused by the construction shall be borne by Party B (Note: If Party B asks a decoration company for decoration, its decoration contract must includes the terms that: If the decoration company fails to construct and break the steel noose according to the technical disclosure of Party A and the property, all economic losses shall be borne by the construction party and deducted from the construction project payment. If the steel noose is broken, Party B shall pay Party A the maintenance cost of 50,000 yuan for each broken steel noose. And Party A has the right to use Party B’s rental deposit as the up-front cost of maintenance. After the maintenance is completed, Party A will settle the maintenance cost with Party B according to the actual situation, and refund more and make up less. After the decoration is completed, Party B can only pay the construction project payment after Party A has checked and accepted the decoration project and confirmed that the steel noose has not been broken. Party B’s violation of this clause constitutes a fundamental breach of contract.

3. When sub-leasing and its customers enter the strength line, it may be necessary to use the space at the bottom of the beam of Party B for construction, and Party B should cooperate.

4. At present, the indoor configuration lines of each household have met the normal office electricity demand (power consumption capacity of office equipment such as air conditioners, computers, and water dispensers). The application can only be used after the consent of Party A. If it is necessary to add lines or replace the original wires and cables due to new facilities and equipment, the expenses incurred shall be borne by Party B. The park is currently powered by a single channel. If Party B has special requirements for power supply, it needs to solve it by itself, and Party A will actively cooperate.

5. In order to better standardize the office environment, Party A has installed wood veneer on the left and right sides of each entrance door in the public area and reserved the location for installing the company’s LOGO. Party B’s plan must be approved by Party A before installing the company’s logo construction. Without permission, it is not allowed to make holes in the door frame and public areas to pull wires or hang company signs. The cost will be fully borne by Party B.

Article 10 Agreement on early termination of lease, sublease and lease expiration

1. The house leased by the customer during the contract period shall not be transferred, sublet, lent to others or exchanged for use without authorization.

2. If it is mentioned that within one year from the date of withdrawal, it helps to introduce the customer to successfully sign the contract and the area is not less than the area of withdrawal and confirms the payment, then Party A shall refund the liquidated damages paid by Party B.

3. Party B shall notify Party A in writing 90 days in advance if Party B needs to renew the lease upon expiry of the lease term, and Party B has the priority to lease under the same conditions. The lease renewal contract shall be negotiated separately by both parties. If Party A does not receive the written notice of Party B’s lease renewal within the specified time, it shall be deemed that Party B has decided not to renew the lease; That is to lease to others, and can sign a new lease contract with a third party.

4. Except for the period agreed by Party A in writing, Party B must move and clean up on the date of termination or cancellation of this contract, and return the vacated leased house to Party A. If Party B refuses to vacate the leased house, refuses to hand over the keys and does not sign a lease renewal contract with Party A on the day when the contract is cancelled or terminated, then from the date of overdue, 5% of the total rent for the current year shall be paid to Party A every day. compensation.

5. The rental deposit and the first half-annual rent paid by Party B in this contract shall be reserved for the rental area for Party A. If Party B checks out within half a year after the signing of the contract, it shall be deemed as a breach of contract by Party B, and all paid amounts shall not be refunded. return.

6. Company B’s registration and lease shall complete the relocation of the company’s industrial and commercial registration within one month after the termination of the contract formalities. The security deposit will not be returned unless the written consent of Party A is obtained. In addition, Party A has the right to notify the industrial and commercial department to forcefully cancel the registered address, and Party B shall bear all the consequences.

Article 11 Other matters

1. The overhaul and repair costs of non-human-damaged houses shall be borne by Party A, and the daily house maintenance costs shall be borne by Party B.

2. If Party B cannot vacate the house according to the specified time under any circumstances (including but not limited to the expiration of the contract or when all Party B must vacate the house in this contract), Party B agrees to treat all items that have not been vacated as abandoned Party A has the sole discretion to dispose of the property and is willing to bear any loss to Party A arising therefrom.

3. If the leased house is damaged or the contract cannot be performed due to incompetent reasons, both parties shall not be liable to each other.

4. During the lease period, if Party A is negatively reported by the media or punished by the government due to Party B’s direct or indirect reasons. Party A has the right to unilaterally terminate the contract and take back the house. All losses caused to Party A shall be borne by Party B, and Party A reserves the right to sue Party B.

5. Guarantee: Party B shall not disclose the lease and contract contents to its tenants in the park, and shall not show the contract text to other tenants.

Article 12 Special agreement

In order to enhance the overall image of the park, the park is still in the stage of upgrading and renovation. During the renovation, Party A will try its best to reduce noise and dust. However, some noise, dust and the use of elevators to clear and transport garbage may still be generated. Party B promises not to refuse to pay A for this square rent, etc.

Article 13 This contract shall be resolved through bilateral negotiation or by signing a written supplementary agreement. The supplementary agreement has the same legal effect as this contract.

Any disputes arising from the performance of this contract or the supplementary agreement shall be resolved through negotiation between the two parties. If the negotiation fails, either party shall have the right to submit it to the People’s Court of Binjiang District, Hangzhou City for adjudication.

Article 14 This agreement will take effect immediately after this table or chapter, in quadruplicate. Party A holds two copies and Party B holds two copies.

Party A: Topson Electronics (Hangzhou) Co., Ltd.

Representative signature: Yunying Jiang

Tel: 86623839

Signing date: December 12, 2020

Party B: Shenzhen VLG Wireless Technology Co., Ltd.

Representative signature:

contact number:

Park Service (Charge) Agreement

Party A: Topson Electronics (Hangzhou) Co., Ltd.

Party B: Shenzhen VLG Wireless Technology Co., Ltd.

On the basis of equality and voluntariness, Party A and Party B have reached an agreement on the following property management services:

Article 1 Brief description of the basic situation of the property: Property name: Room 101, Block C, Floor 1, Building 3, No. 351, Changhe Road, Changhe Street, Binjiang District, Hangzhou Construction area: 260.75 square meters, service period: December 12, 2020 to 2025 Until December 15th.

Article 2 Equipment maintenance is set up in the common area of cleaning, sanitation, greening, maintenance, traffic order and other routine public services. At the same time, Party A is solely responsible for the settlement of extended service fees such as parking fees, water fees, electricity fees, and ancillary service fees.

Article 3 Charge Standard and Payment Deadline

1. Property service fee: Property service fee for 186 days from December 12, 2020 to June 15, 2021, in RMB: 8447 yuan, from June 16, 2021 to December 15, 2025, annual property management fee is 16,575 yuan (including the public share water fee), which will be paid in one lump sum on the day the contract is signed. In the future, the next half-year property fee will be paid within 30 days before the end of each year.

2. The electricity fee is 0.72 yuan/kWh, and the energy consumption is 0.27 yuan/kWh. According to the principle of one household, one meter, Party B shall undertake the electricity consumption for its own consumption and the electricity consumption metering part of the public halls, aisles, toilets and other public areas of the floor where it is allocated according to the area ratio.

3 Parking fee: 1) Motor vehicle: 300 yuan/month/car (in principle, one parking space is leased per 375 square meters of rental area, and the excess part is according to the actual situation of the park, the parking spaces will be allocated);

2) Electric vehicles are parked in designated parking lots and self-service coin-operated charging.

4. Other charges: During the service period, if the relevant government departments levy charges not listed in this contract but related to the use of the house, they shall be paid by Party B and charged according to the facts. The above 1, 2, 3 and the charging standards of this article will be implemented according to the new standards after notification due to the actual price adjustment of relevant departments and other factors. The final interpretation right belongs to Party A.

Article 4 Party B shall pay relevant fees to Party A on time. If it is overdue for more than one week, the payment shall be paid to Party A at 1% of the overdue amount due. Party A has the right to take relevant measures and stop the property service if it is overdue for 20 days.

Article 5 If Party B’s lease expires or the lease is terminated in advance, Party B must clean up the garbage on site and pay all fees before going out.

Article 6 Party B needs to cooperate with other customers on the floor to install air-conditioning pipes. The decoration or renovation must be filed by Party A before proceeding. Otherwise, Party B shall be responsible for the consequences arising therefrom.

Article 7 Annex 1 “Property Service System”, Annex 2 “Tenant Convention” and Annex 3 “Public Security and Fire Safety Responsibility Letter” in this agreement are integral parts of this agreement and have the same effect as the text of this agreement.

Article 8 This Agreement shall come into force on the date of signature and seal of both parties. This agreement is made in four original copies, and both parties shall hold two copies, which have the same legal effect. Matters not covered in this agreement or disputes arising from the performance of the agreement shall be resolved through negotiation between Party A and Party B. If the negotiation fails, a lawsuit shall be filed in the people’s court where Party A is located.

Party A: Topson Electronics (Hangzhou) Co., Ltd.

Representative signature: /s/ Yunying Jiang

Signing date: December 12, 2020

Party B: Shenzhen VLG Wireless Technology Co., Ltd.

Representative signature: /s/

Signing date: December 12, 2020

Annex I:

Property Management System

Article 1 Rights and obligations of both parties

1. Party B’s rights and obligations

1) Comply with physical physics and supervise property management services and provide opinions and suggestions to Party A on related issues:

2) Do not occupy or damage the common parts of the property, and the common facilities and equipment will change their use functions. Reasonable use of shared parts, shared facilities and equipment due to relocation, decoration and other reasons. Party A should be notified in advance. And within the agreed time limit to restore the original state, if any loss is caused, compensation shall be paid.

3) The lessee shall bear the corresponding economic and legal responsibilities for the loss and damage caused by the use of and visitors in violation of the property management system and the Tenant Agreement;

4) According to the rules, the adjacent relationship between the water supply and drainage, ventilation, mining, maintenance, traffic, sanitation, environmental protection, etc. of the property shall not be infringed upon the legitimate rights and interests of others:

2. Party A’s rights and obligations

1) Maintenance, repair, service and management of common parts of the house, shared facilities and equipment, greening, environmental sanitation, security and other projects;

2) Stop the violation of the property management system and the “Tenant Agreement”;

3) Inform Party B in writing of the precautions and restrictions for house decoration and decoration, and enter into a “Decoration Management Agreement” with Party B;

4) Provide Party B with paid services such as the maintenance and repair of the self-use parts of the house and self-use facilities and equipment;

Article 2 Contents of property management services

1. Maintenance and management of common parts of houses, common facilities and equipment of houses and their operation: common parts refer to the main load-bearing structural parts of houses (including foundations, internal and external load-bearing walls, columns, beams, floors, roofs, etc.), outdoor walls, Foyer, stairwell, corridor passage, etc. Shared facilities and equipment refer to the shared power distribution room, various pipes, public lighting, strong and weak current lines, water tanks, pressurized pumps, elevators, fire-fighting facilities, etc. Minor repairs and urgent repairs for the shared parts of the house and facilities and equipment: minor repairs will be resolved within 72 hours; urgent repairs will not be overnight, arrive at the scene within 30 minutes, and be resolved within 24 hours (the contractor is responsible for repairs during the warranty period).

2. Environmental sanitation: keep the public aisles, stairs, elevator halls, public places (excluding toilets in the tenant’s house), lobby, park roads and other public parts clean and tidy; bathroom cleaning. If the toilet in the tenant’s house must be cleaned by Party A’s cleaning staff, Party B should take good measures to preserve the property and provide paid services. If theft or damage occurs, Party B will report to the police station for investigation, and Party A will not be liable for compensation for theft and damage.

3. Security: Assist the public security department to maintain public order and public fire safety in the property area, 24-hour fixed-point duty and monitoring, regular patrols during the peak period of the incident, and effectively prevent or eliminate related public security, firefighting, etc. that affect the normal operation of the property. Traffic behavior or potential hazards.

4. Management of roads and motor vehicle parking spaces in the park: According to the actual situation of the property and the needs of the lessee, adjust the temporary parking spaces and access channels. Vehicle entry and exit, parking management; check vehicle parking status; park traffic order and vehicle parking standard and orderly and smooth roads. The park provides parking spaces (paid parking). All vehicles adopt the principle of first come first stop. Party B shall obey the arrangement of the property and park in sequence. Please do not store cash and valuables in the vehicle. Party A is obliged to provide parking for Party B and is responsible for the management of parking order, but is not responsible for the safety of the vehicle and the property in the vehicle. The insurance company will pay for the damage, theft and theft of the vehicle of Party B, and Party A is not responsible.

Article 3 Other agreed matters

1. Party B’s company property and personal safety insurance shall be handled by Party B by itself;

2. There are frequent vehicles and complicated equipment in the park. Therefore, Party A strictly prohibits Party B or Party B’s employees, friends and customers from bringing their children into the park. Party A shall not be held responsible for any accident caused by bringing children into the park without permission.

Article 4 In the event of unforeseen circumstances such as gas leakage, electricity leakage, fire and water pipe rupture, saving lives, assisting the public security organs to perform tasks and other emergencies, Party A shall take emergency measures. If the above-mentioned emergencies caused by Party A cause property losses of Party B, both parties shall deal with them in accordance with relevant laws and regulations. If the above-mentioned emergencies caused by Party B cause property losses of Party A or other tenants in the park, both parties shall deal with them in accordance with relevant laws and regulations.